CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.10

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of February 23, 2018, between AMERIHOME MORTGAGE COMPANY, LLC, a Delaware limited liability company (“Borrower”), and NEXBANK SSB (with its participants, successors and assigns, “Lender”).

R E C I T A L S

A.                                    Borrower and Lender are parties to that certain Credit and Security Agreement dated as of August 26, 2016 (as amended, modified, supplemented, restated or amended and restated from time to time, the “Loan Agreement”).  Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Loan Agreement and all Section references are to Sections in the Loan Agreement.

B.                                    On June 8, 2017, Borrower executed an Amended and Restated Promissory Note in the principal amount of $45,000,000 in favor of Lender, evidencing the Loan (the “Original Note”).

C.                                    Borrower and Lender have agreed to increase the maximum amount of the Loan by [***], after which the maximum outstanding principal balance of the Loan as of the Effective Date (as hereinafter defined) shall be [***].

D.                                    Borrower has requested that Lender amend the Loan Agreement as provided below.

E.                                     Borrower has requested that Lender amend the Original Note as provided in the Second Amended and Restated Promissory Note being delivered in connection herewith (the “Amended and Restated Note”).

F.                                      Borrower and Lender desire to amend the Loan Documents, subject to the terms, conditions, and representations set forth herein, as requested by Borrower.

G.                                    Borrower and Lender agree to the other terms and provisions provided below, subject to the terms, conditions, and representations set forth herein.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

1.              Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth herein, the Loan Agreement is amended as follows:

(a)         The following definitions are hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

“Third Party Servicing Rights” means all of Borrower’s rights and interests under any Third Party Servicing Agreement (exclusive of Agency Servicing Rights), including the rights to (a) service the mortgage loans serviced or required to be serviced by Borrower under any Third Party Servicing Agreement, irrespective of whether the actual servicing is done by another Person (a subservicer) retained by Borrower for that purpose, that are the subject matter of such Third Party Servicing Agreement and (b) be compensated, directly or indirectly, for doing so.

“Third Party Servicing Agreement” means, with respect to any Person, the arrangement, whether or not evidenced in writing, pursuant to which Borrower acts as servicer of mortgage loans, whether or not any such mortgage loan is owned by Borrower.

(b)         The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Commitment” means the obligation of Lender to make Borrowings pursuant to Section 2 in an aggregate principal amount at any time outstanding up to but not exceeding [***], subject, however, to termination pursuant to Section 10.2.

“Pro Forma Debt Service” means debt service with respect to the Obligations, assuming a fully funded Revolving Credit Note with an outstanding principal balance at all times of [***] (regardless of the actual outstanding principal balance on the Revolving Credit Note at any time) and a pro forma 10-year amortization.

“Servicing Appraisal” means a written appraisal or evaluation by an Approved Servicing Appraiser evaluating the fair market value of (i) all of the Agency Servicing Rights (ii) all of the Pledged Agency Servicing Rights, in each case as of a date stated in the written report of such evaluation and identifying whether such Agency Servicing Rights are Pledged Agency Servicing Rights, each such evaluation and report to be made at Borrower’s expense, to be addressed to the Lender and to be in a form reasonably acceptable to the Lender, it being understood that, for purposes of this Agreement, (i) the opinion of value in any such independent appraisal or evaluation shall be expressed as a range of values, and for purposes of this Agreement, the Market Value shall be deemed the midpoint (the average of the limits) of the range and (ii) each Servicing Appraisal shall take into account customary factors, including current market conditions and the fact that the Agency Servicing Rights may be terminated by the relevant Servicing Agreement’s counterparty, or sold or otherwise disposed of, under circumstances where Borrower is in default under the applicable Servicing Agreement.  Borrower acknowledges that each Approved Servicing Appraiser’s determination of market value is for the limited purpose of determining an advance rate for purposes of the financing provided in this Agreement.

(c)          Section 2.1(a)(iv) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(iv)  Borrowing Procedure.  Borrower shall give Lender notice of each Borrowing by means of a Borrowing Request Form containing the information required therein and delivered (by hand or electronically by email) to Lender no later than 5:00 p.m. (Dallas, Texas time) on the Business Day prior to the Business Day on which the Borrowing is desired to be funded.  Any notice of Borrowing received after 5:00 p.m. (Dallas, Texas time) shall be processed by Lender on a commercially reasonable efforts basis on the immediately following Business Day but no later than the second Business Day following the Business Day on which it was received.  Lender at its option may accept telephonic requests for such Borrowings, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of a Borrowing Request Form in connection with subsequent Borrowings.  Any telephonic request for a Borrowing by Borrower shall be promptly confirmed by submission of a properly completed Borrowing Request Form to Lender, but failure to deliver a Borrowing Request Form shall not be a defense to payment of the Borrowing.  Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically by email and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.  Subject to the terms and conditions of this Agreement, each Borrowing shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower maintained with Lender.  If, after giving effect to a requested Borrowing, the Lender determines (either then or on any later day in the course of reviewing the same) that (i) the Borrowing Request Form submitted to it is incomplete or incorrect in any material respect, then the Lender shall use commercially reasonable efforts to promptly inform Borrower of such incomplete or incorrect Borrowing Request Form and withhold the entire Borrowing until Borrower shall have demonstrated to the Lender’s reasonable satisfaction that such Borrowing Request Form is in fact not (or is no longer) incomplete or incorrect in any material respect or (ii) the amount of the requested Borrowing exceeds the amount available to Borrower under the terms and conditions of this Agreement, then the Lender shall use commercially reasonable efforts to promptly inform Borrower thereof and shall withhold that portion of the Borrowing that exceeds the amount available to Borrower under the terms and conditions of this Agreement.

(d)         Section 7.1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Monthly Financial Statements.  As soon as available, and in any event within thirty (30) days after the last day of each calendar month of each fiscal year of Borrower and each Obligated Party, a copy of an unaudited financial report of Borrower and each such Obligated Party as of the end of such calendar month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and each such Obligated Party, on a consolidated and consolidating basis, as of the dates and for the periods indicated therein;

(e)          Section 7.1(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Compliance Certificate.  Concurrently with the delivery of each of the financial statements referred to in Section 7.1.(a), and as soon as available, and in any event within forty-five (45) days, after the last day of each fiscal quarter of each fiscal year of Borrower and each Obligated Party, a certificate of a Responsible Officer of Borrower (i) stating that to the best of such officer’s knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Section 9;

(f)           Section 7.14 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Provide Quarterly Servicing Appraisals.  Borrower shall provide (i) a new Servicing Appraisal and (ii) a new summary valuation of all Agency Servicing Rights and Third Party Servicing Rights, in form and substance satisfactory to Lender, in each case to the Lender once each calendar quarter (with the first such period ending March 31, 2018); provided that such Servicing Appraisal and summary valuation for each calendar quarter must be provided to the Lender no later than thirty (30) days following the end of such quarter and; provided further that if a Default or Event of Default has occurred, Lender shall have the right in Lender’s sole discretion to require independent appraisals or evaluations more frequently than every calendar quarter.

(g)          Exhibit B to the Credit Agreement is hereby amended and restated to read as set forth on Exhibit B attached hereto.

2.              Conditions Precedent.  Notwithstanding any contrary provision, this Amendment shall be effective on the first Business Day upon which all of the following conditions precedent have been satisfied (the “Effective Date”):

(a)         Lender shall have received counterparts of this Amendment executed by Borrower, Lender, and each other party set forth on the signature pages hereto, and the original executed Amended and Restated Note;

(b)         Lender shall have received satisfactory evidence that Borrower has paid the fees and expenses of counsel described in Section 5;

(c)          No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment;

(d)         Lender shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Lender or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Lender (it being agreed that execution of this Amendment by Lender shall evidence that the foregoing conditions have been fulfilled).

3.              Reaffirmation of Loan Documents and Liens.  Except as amended and modified hereby, any and all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by Borrower.  Borrower hereby agrees that, except as expressly provided in this Amendment, the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Loan Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.  Borrower further confirms that the liens and security interests in the Collateral created under the Loan Documents secure, among other indebtedness, Borrower’s obligations under the Loan Documents, and all modifications, amendments, renewals, extensions, and restatements thereof.

4.              Representations and Warranties.  As a material inducement for Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender (with the knowledge and intent that Lender is relying upon the same in consenting to this Amendment) that as of the Effective Date, and after giving effect to the transactions contemplated by this Amendment:  (a) all representations and warranties in the Loan Agreement and in all other Loan Documents are true and correct in all material respects, as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date; or (ii) the facts or circumstances on which any of them were based have been changed by transactions or events not prohibited by the Loan Documents; (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to this Amendment; (c) this Amendment has been duly authorized and approved by all necessary organizational action and requires the consent of no other Person, and is binding and enforceable against Borrower in accordance with its terms; (d) the execution, delivery and performance of this Amendment in accordance with its terms, does not and will not, by the passage of time, the giving of notice, or otherwise:  (i) require any governmental approval, other than such as have been obtained and are in full force and effect, or violate any applicable law relating to Borrower; (ii) conflict with, result in a breach of, or constitute a default under the Constituent Documents of Borrower thereof, or any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower and (e) [Borrower’s Constituent Documents delivered to Lender on August 26, 2016 (i) have not been amended, modified, rescinded, revoked or otherwise modified, and no action has been taken by the officers, managers or members of Borrower in contemplation of, or to effect or authorize, the foregoing], and (ii) remain in full force and effect as of the date hereof.

5.              Fees, Costs and Expenses.  Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Lender for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment and all related documents; and

6.              Miscellaneous.

(a)         This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects.  Each reference in the Loan Agreement or Amended and Restated Promissory Note to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended by this Amendment.

(b)         The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment and the Amended and Restated Note, and are hereby ratified and confirmed.  The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of Lender under any Loan Document, nor constitute a waiver under any of the Loan Documents.

(c)          All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)         This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

(e)          THIS AMENDMENT, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(f)           The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

(g)          Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(h)         This Amendment shall be construed in accordance with and governed by the laws of the State of Texas without regard to its principles of conflicts of laws.

(i)             The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts on the date stated on the signature pages hereto, but effective as of Effective Date.

BORROWER

AMERIHOME MORTGAGE COMPANY, LLC,
a Delaware limited liability company

By:	/s/ Josh Adler
Name: Josh Adler
Title: Managing Director, Capital Markets

Signature Page to
Second Amendment to Credit and Security Agreement

LENDER:

NEXBANK SSB

By:	/s/ Kevin Olding
Name: Kevin Olding
Title: Senior Vice President

Signature Page to
Second Amendment to Credit and Security Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE